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                                                                   EXHIBIT 10.17

                           DECKERS OUTDOOR CORPORATION

                           495-A South Fairview Avenue
                                Goleta, CA 93117
                                 August 20, 2002

                            PERSONAL AND CONFIDENTIAL

Mr. Peter C. Benjamin
Deckers Outdoor Corporation
495-A South Fairview Avenue
Goleta, CA 93117

            Re:   Deckers Outdoor Corporation ("Deckers")


      Dear Peter:

      On behalf of Deckers, I am pleased to offer you this employment agreement (the "Employment Agreement"). The terms and conditions of this offer are as follows:

      1.    POSITIONS AND TITLES:

      -     Title: Consultant to the CEO

      -     You will report to the Chief Executive Officer (the "CEO").

      - You will be responsible for special projects and other areas as directed by the CEO, generally not to exceed 5 hours a week, or 21 hours a month unless mutually agreed otherwise. We acknowledge that you may continue to be involved in your own investments and businesses, so long as they do not interfere with the performance of your accepted duties.

      2.    COMPENSATION:

      - For the year ending December 31, 2003, you will receive a salary of FORTY SIX THOUSAND DOLLARS ($46,000) per annum, payable bi-weekly.

      - You will be given your current laptop computer (Sony PCG-R505DCK) as of the effective date of this Agreement, January 1, 2003.

      - You will retain your current Deckers credit cards and have an annual T&E budget amount of THREE THOUSAND DOLLARS ($3,000). Should your charged amount exceed this sum you will be responsible for any balance owed. Should your charged amount be less you will receive the difference after reconciliation of you total expenses through the end of 2003.

      4.    TERMINATION:

      - Employment is at will. In the event that termination occurs for reasons other than: (i) cause or (ii) your voluntary termination, you will be paid the remaining balance of your annual salary as severance.

      - For purposes of this Employment Agreement, the term "cause" will be defined as contemplated by Section 2924 of the California Labor Code (a copy of which is in effect as of the date hereof and attached to this Employment Agreement as Exhibit A, and made a part hereof by this reference).

      5.    OTHER:
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      -     You are to receive insurance, medical and health benefits currently available pursuant to existing Deckers policies.

      - You will be subject to the policies and terms outlined in Deckers' human resources policy manual.

      - You will be subject to Deckers' Confidentiality Agreements and Trade Secret Agreements.

      - As of December 31, 2002, the termination date of your current Employment Agreement with Deckers, you will resign from your positions as President, Chief Operating Officer, and an executive officer of Deckers, and any of its subsidiaries, and return all unvested option rights to Deckers. You will retain all rights in options that are vested as of December 31, 2002 and be allowed to sell your existing shares and the shares subject to those vested options throughout 2003.

      - You agree not to sell any shares of Deckers stock from September 1, 2002 through December 31, 2002 and no more than 30,000 shares per quarter in 2003.

      - You agree to execute any documents required to effect any terms contained herein.

      6.    EFFECTIVE DATE:

      - The effective date of this Employment Agreement is January 1, 2003 through December 31, 2003, unless terminated earlier under point 4 of this Agreement (the "Effective Date").

      7.    ARBITRATION:

      - Any claim or controversy arising out of or related to this Employment Agreement, the employment relationship or the subject matter hereof, shall be settled by binding arbitration before one arbitrator in Santa Barbara, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association; and judgment upon any award rendered by the arbitrator may be entered as a judgment in any court having competent jurisdiction. The parties shall have rights to discovery as provided in Section 1 283.05 of the California Code of Civil Procedure, which is incorporated herein by this reference. The prevailing party in any such dispute shall be awarded all of its costs and expenses, including reasonable attorneys' fees.

                                                     Very truly yours,

                                                     DECKERS OUTDOOR CORPORATION

                                                     /s/ Douglas B. Otto
                                                     -------------------

                                                     DOUGLAS B. OTTO,
                                                     Chairman of the Board and
                                                     Chief Executive Officer

Please acknowledge your acceptance of the terms and conditions of this Employment Agreement by signing and returning one copy of this Employment Agreement.

I agree to the terms and conditions of this Employment Agreement.


         /s/ Peter C. Benjamin                        September 26, 2002
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         Peter C. Benjamin                            Date